Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-171539 of our reports dated June 15, 2010 and December 27, 2010 relating to the consolidated financial statements of BCD Semiconductor Manufacturing Limited and Subsidiaries and the related financial statement schedule appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche

Deloitte & Touche

Taipei, Taiwan

The Republic of China

January 7, 2011